    As filed with the Securities and Exchange Commission on April 13, 1995.

                                         REGISTRATION NO. 33-___________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -----------------

                                    Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ------------------------

                        PEOPLES TELEPHONE COMPANY, INC.
            (Exact name of registrant as specified in its charter)

                        NEW YORK                       13-2626435
     --------------------------------------------------------------------
      (State or other jurisdiction                  (I.R.S. Employer
      of incorporation or organization)             Identification No.)


               2300  N.W. 89th Place, Miami, Florida        33172
     --------------------------------------------------------------------
               (Address of principal executive offices)   (Zip Code)


        Peoples Telephone Company 1987 Non-Qualified Stock Option Plan,
Peoples Telephone Company 1987 Non-Qualified Stock Option Plan for Non-Employee
                                   Directors,
 Peoples Telephone Company, Inc. 1993 Non-Employee Director Stock Option Plan,
    Peoples Telephone Company, Inc. 1994 Stock Incentive Plan for Employees,
                                      and
 Options Granted pursuant to Written Compensation Agreements, Related Stock
                  Option Plans and other Stock Option Grants
                           (Full title of the plans)

Robert D. Rubin                                        copy to:
President                                    Thomas O. Wells, Esq.
Peoples Telephone Company, Inc.              Sparber, Kosnitzky, Truxton, Spratt
2300 N.W. 89th Place                           & Brooks, P.A.
Miami, Florida 33172                         1401 Brickell Avenue, Suite 700
(305) 593-9667                               Miami, Florida  33131
                                             (305) 379-7200
(Name, address, including ZIP Code, and
telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------
  Title of                         Proposed          Proposed
 securities                        maximum           maximum
   to be          Amount to    offering price       aggregate          Amount of
 registered     be registered   per share (1)   offering price (1)  registration fee
- ------------------------------------------------------------------------------------

Common Stock,     5,967,401        $11.38          $27,599,230         $9,516.98
par value
$.01 per share
- ------------------------------------------------------------------------------------

     (1) Estimated in accordance with Rule 457(h)(1) on the basis of the price of the average of the high and low price of the Registrant's common stock, par value of $.01 per share, on April 10, 1995, as reported on the NASDAQ National Market System ("NASDAQ") ($4.625).

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
- -----------------------------------------------

          The documents listed in (a) through (c) below previously filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such document.

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15 (d) of the Exchange Act since December 31, 1994, including without limitation the Company's Current Report on Form 8-K filed with the Commission on March 2, 1995 reporting the sale of substantially all of the Company's prepaid telephone calling card assets to Global Link Teleco Corporation.

     (c) The description of the Registrant's Common Stock, par value $.01 per share, to be offered pursuant the Peoples Telephone Company 1987 Non-Qualified Stock Option Plan, Peoples Telephone Company 1987 Non-Qualified Stock Option Plan for Non-Employee Directors, Peoples Telephone Company, Inc. 1993 Non-Employee Director Stock Option Plan, Peoples Telephone Company, Inc. 1994 Stock Incentive Plan for Employees and certain written compensation agreements, described in the Registrant's Registration Statement filed with the Commission on Form 10, Registration No. 0-16479 on March 1, 1988, as amended by any amendments or reports filed for the purpose of updating such description.

Item 4. Description of Securities.
- ---------------------------------

     Not applicable, as the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.
- ----------------------------------------------

     Not applicable, as no expert or counsel is employed by the Registrant on a contingent basis or has an interest in the Registrant necessitating disclosure.

Item 6. Indemnification of Directors and Officers.
- -------------------------------------------------

     Paragraph Tenth of the Registrant's Certificate of Incorporation provides that the Registrant will indemnify and reimburse the officers and directors of the Registrant to the fullest extent provided by law. Paragraph Tenth of the Registrant's Certificate of Incorporation also provides that the provisions regarding indemnification and advancement of expenses as provided by law shall not be exclusive of any other right which any officer or director of the Registrant may have or acquire thereafter under any provision of the Registrant's Certificate of Incorporation or By-laws or by any agreement, vote of shareholders or disinterested directors of the Registrant or otherwise, provided, that no indemnification may be made to or on behalf of any officer or director if a judgement or other final adjudication adverse to such officer or director establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     A director shall not be liable to the Registrant or its shareholders for damages for any breach of duty in such director's capacity as a director unless
(i) a judgment or other final adjudication adverse to the director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated section 719 of the Business Corporation Law of New York or (ii) the liability of any director for any act or omission occurred prior to the adoption of this indemnification provision by the Registrant.

Item 7. Exemption from Registration Claimed.
- -------------------------------------------

     Not applicable, as no restricted securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.
- ----------------

 No.        Description
 ---        -----------

 4.1 Amended and Restated Certificate of Incorporation of the Registrant, adopted on November 30, 1987, and filed as an exhibit to the Registrant's Registration Statement on Form 10, filed with the Commission on March 1, 1988, Registration No. 0-16479 (the "Registration Statement"), is hereby incorporated by reference.

 4.2 Amendments to Certificate of Incorporation, adopted on March 8, 1990, and March 15, 1990, respectively, and filed with the Commission as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1989, are hereby incorporated herein by reference.

 4.3 Amendment to Certificate of Incorporation, adopted on June 29, 1990, and filed with the Commission as an Exhibit to the Registrant's Form 10-K for the year ended December 31, 1990, is hereby incorporated herein by reference.

 4.4 Restated Bylaws of the Registrant, adopted on November 30, 1987, and filed as an exhibit to the Registrant's Registration Statement, is hereby incorporated by reference.

*4.5 Peoples Telephone Company 1987 Non-Qualified Stock Option Plan, as amended.

*4.6 Peoples Telephone Company 1987 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended.

 4.7 Peoples Telephone Company, Inc. 1993 Non-Employee Director Stock Option Plan filed with the Commission as an exhibit to the Registrant's Proxy Statement for the year ended December 31, 1993, is hereby incorporated herein by reference.

 4.8 Peoples Telephone Company, Inc. 1994 Stock Incentive Plan for Employees filed with the Commission as an exhibit to the Registrant's Proxy Statement for the year ended December 31, 1994, is hereby incorporated herein by reference.

 4.9 Employment Agreement, dated January 1, 1994, and related Stock Option Plan, dated February 16, 1994, between Peoples Telephone Company, Inc. and Jeffrey Hanft, filed with the Commission as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, is hereby incorporated by reference.

 4.10 Employment Agreement, dated January 1, 1994, and related Stock Option Plan, dated February 16, 1994, between Peoples Telephone Company, Inc. and Robert D. Rubin, filed with the Commission as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, is hereby incorporated by reference.

 4.11 Employment Agreement, dated January 1, 1994, and related Stock Option Plan, dated February 16, 1994, between Peoples Telephone Company, Inc. and Richard F. Militello, filed with the Commission as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, is hereby incorporated by reference.

*4.12 Employment Agreement, dated June 22, 1994, between Peoples Telephone
      Company, Inc. and Larry Ellman.

 4.13 Employment Agreement, dated July 11, 1994, between Peoples Telephone Company, Inc. and Bonnie S. Biumi and related Stock Option Agreement, dated July 11, 1994, filed with the Commission as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, is hereby incorporated by reference.

 4.14 Employment Agreement, dated January 1, 1995, between Peoples Telephone Company, Inc. and Bruce W. Renard, filed with the Commission as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, is hereby incorporated by reference.

*5    Opinion of Sparber, Kosnitzky, Truxton, Spratt & Brooks, P.A.

*23.1 Consent of Price Waterhouse.

*23.2 Consent of Sparber, Kosnitzky, Truxton, Spratt & Brooks, P.A. (included in its opinion filed as Exhibit 5).

*24   Powers of Attorney.

- ----------------------------
* Filed herewith

Item 9. Undertakings.
- --------------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on April 12, 1995.

                              PEOPLES TELEPHONE COMPANY, INC.

                              By:     /s/ Jeffrey Hanft
                                  ----------------------------------------
                                  Jeffrey Hanft, Chairman of the Board and
                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated:

DATE                       SIGNATURE                 TITLE
- ----                       ---------                 -----

April 12, 1995             /s/ Jeffrey Hanft         Chairman of the Board, Chief
                           ------------------------
                           Jeffrey Hanft             Executive Officer and Director

April 12, 1995             /s/ Robert D. Rubin       President and Director
                           ------------------------
                           Robert D. Rubin

April 12, 1995             /s/ Richard F. Militello  Chief Operating Officer
                           ------------------------
                           Richard F. Militello

April 12, 1995             /s/ Bonnie S. Biumi       Chief Financial Officer
                           ------------------------
                           Bonnie S. Biumi

April 12, 1995             /s/ Denise Gordon         Controller
                           ------------------------
                           Denise Gordon

April 12, 1995                                       Director
                           ------------------------
                           Robert E. Lund

April 12, 1995             /s/ Jody Frank            Director
                           ------------------------
                           Jody Frank

April 12, 1995                                       Director
                           ------------------------
                           Richard Whitman

April 12, 1995             /s/ Ronald Gelber         Director
                           ------------------------
                           Ronald Gelber

              By:    /s/ Jeffrey Hanft
                  -----------------------------
                  Jeffrey Hanft, Attorney-in-Fact

            INDEX OF EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


Exhibit                                                     Page Number
- -------                                                     -----------

 4.1 Amended and Restated Certificate of Incorporation of the Registrant, adopted on November 30, 1987, and filed as an exhibit to the Registrant's
       Registration Statement on Form 10, filed with the Commission on March 1, 1988, Registration No.
       0-16479 (the "Registration Statement"), is hereby incorporated by reference.

 4.2 Amendments to Certificate of Incorporation, adopted on March 8, 1990, and March 15, 1990, respectively, and filed with the Commission as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1989, are hereby incorporated herein by reference.

 4.3 Amendment to Certificate of Incorporation, adopted on June 29, 1990, and filed with the Commission as an Exhibit to the Registrant's Form 10-K for the year ended December 31, 1990, is hereby incorporated herein by reference.

 4.4 Restated Bylaws of the Registrant, adopted on November 30, 1987, and filed as an exhibit to the Registrant's Registration Statement, is hereby incorporated by reference.

*4.5   Peoples Telephone Company 1987 Non-Qualified Stock
       Option Plan, as amended.

*4.6   Peoples Telephone Company 1987 Non-Qualified Stock
       Option Plan for Non-Employee Directors, as amended.

 4.7   Peoples Telephone Company, Inc. 1993 Non-Employee
       Director Stock Option Plan filed with the Commission as an exhibit to the Registrant's Proxy Statement for the year ended December 31, 1993, is hereby incorporated herein by reference.

 4.8   Peoples Telephone Company, Inc. 1994 Stock Incentive
       Plan for Employees filed with the Commission as an exhibit to the Registrant's Proxy Statement for the year ended December 31, 1994, is hereby incorporated herein by reference.

 4.9 Employment Agreement, dated January 1, 1994, and related Stock Option Plan, dated February 16, 1994, between Peoples Telephone Company, Inc. and Jeffrey
       Hanft, filed with the Commission as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, is hereby incorporated by reference.

                          INDEX OF EXHIBITS CONTINUED

Exhibit                                                     Page Number
- -------                                                     -----------

 4.10 Employment Agreement, dated January 1, 1994, and related Stock Option Plan, dated February 16, 1994, between Peoples Telephone Company, Inc. and Robert D. Rubin, filed with the Commission as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, is hereby incorporated by reference.

 4.11 Employment Agreement, dated January 1, 1994, and related Stock Option Plan, dated February 16, 1994, between Peoples Telephone Company, Inc. and
       Richard F. Militello, filed with the Commission as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, is hereby incorporated by reference.

*4.12  Employment Agreement, dated June 22, 1994, between
       Peoples Telephone Company, Inc. and Larry Ellman.

 4.13  Employment Agreement, dated July 11, 1994, between
       Peoples Telephone Company, Inc. and Bonnie S. Biumi and related Stock Option Agreement, dated July 11,
       1994, filed with the Commission as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, is hereby incorporated by reference.

 4.14  Employment Agreement, dated January 1, 1995, between
       Peoples Telephone Company, Inc. and Bruce W. Renard, filed with the Commission as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, is hereby incorporated by reference.

*5     Opinion of Sparber, Kosnitzky, Truxton, Spratt &
       Brooks, P.A.

*23.1  Consent of Price Waterhouse.

*23.2  Consent of Sparber, Kosnitzky, Truxton, Spratt &
       Brooks, P.A. (included in its opinion filed as Exhibit 5).

*24    Powers of Attorney.


- --------------------------
* Filed herewith